Exhibit 99.2

Fourth Quarter 2018 Earnings Presentation

Forward Looking Statements When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act and, as such, may involve known and unknown risks, uncertainties and assumptions. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market (i.e., fair) value of MFA’s MBS, residential whole loans, CRT securities and other assets; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in our portfolio and could require us to reinvest the proceeds received by us as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in our portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows, or in certain circumstances, other-than-temporary impairment on certain Legacy Non-Agency MBS purchased at a discount; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans securing MFA’s Non-Agency MBS and relating to MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on Non-Agency MBS and residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s Agency MBS, Non-Agency MBS and residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals and whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the Investment Company Act), including statements regarding the Concept Release issued by the Securities and Exchange Commission (SEC) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio which is dependent on, among other things, the supply of loans offered for sale in the market; expected returns on our investments in non-performing residential whole loans (NPLs), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; targeted or expected returns on MFA’s investments in recently-originated loans, the performance of which is, similar to MFA’s other mortgage loan investments, subject to, among other things, prepayment risk, credit risk and financing cost associated with such investments; risks associated with our investments in MSR-related assets, including servicing, regulatory and economic risks, and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account all information currently available. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a 2result of new information, future events or otherwise.

Executive summary • MFA’s GAAP EPS in the fourth quarter of 2018 was $0.13, due largely to lower marks on assets impacted by high market volatility, particularly CRT securities and Agency MBS held at fair value. • For the year 2018, MFA acquired over $5.7 billion of assets, increasing its portfolio by approximately $2.2 billion. • Our fourth quarter dividend to common stockholders of $0.20 was paid on January 31. • Market turbulence also affected our book value, which declined approximately 4% to $7.15 from $7.46 per share at September 30, 2018. • Estimated undistributed taxable income was $0.08 per share at December 31, 2018. 3

Executive summary (cont’d.) Fourth quarter investment activity was very robust as we purchased approximately $1.6 billion of assets and increased our portfolio by more than $550 million during the quarter. • • We added over $1 billion of residential whole loans, including approximately: •$700 million of Purchased Performing Loans1; and •$300 million of Non-Performing Loans • We continue to pursue new investment structures to relationships and gain access to loan flow. strengthen our originator (1) Purchased Performing Loans are comprised of Non-QM loans, Fix and Flip Loans, Single Family Rental Loans and Seasoned Performing Loans and are included, along with Purchased Credit Impaired Loans, in Residential whole loans held at carrying value in our consolidated balance sheet. 4

Executive summary (cont’d.) Loan portfolio growth from newly originated loans increased interest income in 2018: • Loans held at carrying value1 produced $101 million of interest income in 2018, almost three times as much as this asset class produced in 2017 ($36 million). •$56 million of this $101 million of interest income was from Purchased Performing Loans • • $27.5 million of this $56 million of interest income was produced in Q4 2018 • MFA’s asset management team maintains oversight of servicing of our credit sensitive loans, particularly non-performing loans, to improve outcomes and expected returns. Strong credit fundamentals continue to drive performance of our Legacy Non-Agency portfolio, which generated an unlevered yield in the fourth quarter of 10.65%. Modest growth in our MSR-related assets and RPL/NPL MBS. Sales of low coupon Agency 15-year MBS during 2018 • • • (1) As of December 31, 2018, Residential whole loans held at carrying value includes $2.2 billion of Purchased Performing Loans and $0.8 billion of Purchased Credit Impaired Loans 5

Investment strategy Continue to grow investment assets •Newly originated loans should provide recurring (and increasing) portfolio growth. •Opportunistic growth in other asset classes Optimize existing portfolio •Strategic sales of Legacy Non-Agency MBS •Re-balance CRT securities to lower basis and increase spread Optimize Balance Sheet/Capital Structure • Modest increase in leverage (including securitization) to support asset growth. •Produce attractive returns that are comparable to peers, but with less risk due to lower leverage, less interest rate exposure and reduced prepayment sensitivity. 6

Market conditions and investment activity • Significant change in the posture of the Fed regarding future rate hikes (if any). • Recent headlines advertising a “housing slump” can be misleading. • Expand investment opportunities in the form of newly originated whole loans. Acquiring these assets is a unique process: Long gestation periods   Creative approach to partnering with originators  Flow vs bulk purchases • Opportunities still exist to purchase non-performing and re-performing credit sensitive whole loans. 7

Q4 2018 net income per common share of $0.13

Summary Income Statement	Q4 2018 $mm	Q3 2018 $mm
Net Interest Income:		
MBS, CRT, MSR-related	$ 48.4	$ 48.4
Residential whole loans [1]	14.5	11.4
Other interest earning assets less interest on Senior Notes	(1.1)	(1.3)
Net Interest Income	$ 61.8	$ 58.6
Other Income, net:		
Net gains on residential whole loans measured at fair value	31.7	34.9
Net income impact of MBS and CRT sales [2]	20.8	9.6
Unrealized (loss)/gain on CRT securities measured at fair value	(19.4)	3.7
Net unrealized loss on Agency MBS and related hedges measured at fair value	(11.8)	(1.5)
Other	(0.4)	1.6
Other Income, net:	$ 21.0	$ 48.4
Operating and Other Expenses	(21.9)	(19.8)
Preferred Dividends	(3.8)	(3.8)
Net Income Available to Common Shareholders	$ 57.1	$ 83.4
Earnings Per Common Share	$ 0.13	$ 0.19

(1) Includes interest expense on financing associated with all residential whole loans. Interest income received on residential whole loans held at fair value is reported in Other Income in Net gains on Residential Whole Loans measured at fair value.

(2) Net income impact of MBS and CRT securities sold is comprised of:

Realized gains on MBS and CRT securities sold	28.6	16.4
Reversal of previously unrealized gains on sold CRT securities held at fair value	(7.8)	(6.8)
	20.8	9.6

Q4 Net income drivers

- Higher net interest income, reflecting continued growth in Purchased Performing Loans.
- Market volatility, resulting in:
  - Lower unrealized gains on CRT securities as credit spreads widened during the quarter; and
  - While rates rallied, mortgage basis widening resulted in net unrealized losses on 30-Year Agency MBS and related hedges.
- Higher income from sales of securities and strong contribution from fair value loans.
- Operating and other expenses higher primarily due to costs associated with loan portfolio growth.

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Fourth quarter 2018 investment flows • Continued robust investment activity with asset acquisitions of approximately $1.6 billion. Investment portfolio grew by $565 million in the fourth quarter as we continue to expand our new loan initiatives. Opportunistic sales of nearly $200 million of residential mortgage securities in the quarter. • • September 30, 4th Quarter 4th Quarter December 31, 4th Quarter $ in Millions and other $4,144 $(245) $1,005 $28 $4,932 $788 and REO 9 (1) Includes sales for the quarter of $77.0 million of CRT Securities, $73.4 million of Legacy Non-Agency MBS and $46.7 million of Agency MBS. Sales(1), MTM 2018RunoffAcquisitionschanges2018Change Residential Whole Loans RPL/NPL MBS$1,162$(184)$406$(7)$1,377$215 MSR-Related Assets$565$(75)$122$—$612$47 CRT Securities$539$(1)$52$(97)$493$(46) Legacy Non-Agency MBS$2,173$(116)$—$(116)$1,941$(232) Agency MBS$2,905$(166)$—$(41)$2,698$(207) Totals$11,488$(787)$1,585$(233)$12,053$565

2018 investment flows • Strong portfolio growth and additions of new loan products • • Grew investment portfolio by approximately $2.2 billion or 22% Doubled our holdings of residential whole loans and REO to approximately $5 billion •Started acquiring Non-QM, Fix and Flip and Single Family Rental loans in 2018 and grew our holdings of those loans to approximately $2 billion at year end. December 31, 2018 2018 December 31, 2018 $ in Millions and other (1) Includes sales for the year of $299.9 million of CRT Securities, $117.1 million of Legacy Non-Agency MBS and $122.0 million of Agency MBS. 10 Sales(1), MTM 2017RunoffAcquisitionschanges2018Change Residential Whole Loans and REO$2,386$(691)$3,135$102$4,932$2,546 RPL/NPL MBS$923$(586)$1,049$(9)$1,377$454 MSR-Related Assets$492$(515)$635$—$612$120 CRT Securities$664$(13)$156$(314)$493$(171) Legacy Non-Agency MBS$2,611$(529)$7$(148)$1,941$(670) Agency MBS$2,825$(712)$758$(173)$2,698$(127) Totals$9,901$(3,046)$5,740$(542)$12,053$2,152

MFA’s yields and spreads remain attractive • Despite Fed Funds increasing by 225bp in the last three years, MFA’s interest rate spread is relatively unchanged and remains attractive. • During this period yield on interest earning assets has risen.   MFA’s credit sensitive investments have benefited from continued improvements in credit fundamentals. We have successfully identified higher yielding assets in a rising rate environment. Most recently by adding Purchased Performing Loans such as Non-QM, Fix and Flip and SFR loans. • Funding costs have risen more slowly than Fed Funds.   Interest rate swaps and securitizations have mitigated increases in repo costs. Funding spreads have improved as rates have risen. 6% 5% 4% 3% 2% 1% 0% Q3 '15 Q4 '15 Q1 '16 Q2 '16 Q3 '16 Q4 '16 Q1 '17 Q2 '17 Q3 '17 Q4 '17 Q1 '18 Q2 '18 Q3 '18 Q4 '18 11 Yield (%)

MFA FINANCIAL, INC.

Fourth quarter 2018 yields and spreads by asset type

Asset	Amount (millions)	Net Equity Allocated (millions)	Yield/ Return	Cost of Funds	Net Spread	Debt/Net Equity Ratio
Whole Loans at Carrying Value	$3,017	$1,363	5.67% [(1)]	(4.11)% [(3)]	1.56%	1.2x
Whole Loans at Fair Value	$1,666	$404	N/A [(2)]	(4.33)%	N/A	3.1x
Legacy Non-Agency MBS	$1,941	$493	10.65%	(3.30)% [(3)]	7.35%	2.9x
RPL/NPL MBS	$1,377	$292	4.82%	(3.27)%	1.55%	3.7x
Agency MBS	$2,698	$314	2.72%	(2.36)% [(3)]	0.36%	7.6x
Credit Risk Transfer Securities	$493	$101	5.88%	(3.19)%	2.69%	3.9x
MSR-Related Assets	$612	$138	5.40%	(3.41)%	1.99%	3.4x

(1) Net of 10 bps of servicing costs.
(2) These residential whole loans produce GAAP income/loss based on changes in fair value in the current period, and therefore results will vary on a quarter-to-quarter basis. MFA expects to realize returns over time on these investments of 5-7%.
(3) Agency MBS cost of funds reduced by 5 bps and Legacy Non-Agency cost of funds reduced by 4 bps associated with swaps to hedge interest rate sensitivity on these assets. Whole Loans at Carrying Value cost of funds increased by 4 bps associated with swaps to hedge interest rate sensitivity on these assets.

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MFA's net interest rate sensitivity remains low at 0.96

- Excluding hedges, our asset duration remains relatively low at 1.64.
- Our assets continue to be primarily sensitive to mortgage credit fundamentals.
- In addition, our leverage remains low, with a debt-to-equity ratio of 2.6x.

Duration Risk

Assets (in millions)	Market Value	Average Coupon	Duration
Non-Agency ARMs and CRTs	$ 1,723	4.41%	0.4
RPL/NPL MBS	$ 1,377	4.82%	0.7
Non-Agency Fixed Rate	$ 711	5.84%	3.0
Residential Whole Loans	$ 4,770	5.17%	2.2
MSR-Related Assets	$ 612	5.26%	0.6
Agency ARMs	$ 1,179	3.91%	0.9
Agency 15-Year Fixed Rate	$ 782	3.09%	2.9
Agency 30-Year Fixed Rate	$ 736	4.50%	3.0
Cash, cash equivalents and Other Assets	$ 340		0.2
Total Assets	**$ 12,230**		**1.64**

Hedging Instruments (in millions)	Notional/ Market Value	Duration
Swaps (Less than 3 years)	$ 2,670	-1.8
Swaps (3-10 years)	$ 547	-5.1
Securitized Debt	$ 680	-1.2
Total Hedges	**$ 3,897**	**-2.2**

Estimated Net Duration	**0.96**

Portfolio sensitivity to Rates

Parallel interest rate shift	Estimated Change in portfolio value	Estimated Change as a % of Equity
-100bp	0.7%	2.6%
-50bp	0.4%	1.5%
+50bp	-0.5%	-1.9%
+100bp	-1.2%	-4.3%

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MFA’s strategy continues to fluctuations limit quarterly book value Quarterly change in MFA's Book Value (left axis) and MFA's Asset Duration by Quarter (right axis) • Through asset selection and risk management MFA has consistently limited quarterly book value fluctuations. Since 2014 MFA’s average quarterly book value change has been less than 2%. Largest quarterly book value decline was 4%. Protecting book value gives MFA the ability to take advantage of new opportunities as they arise. 15% 2.5 10% 2.0 5% • 1.5 0% 1.0 -5% 0.5 -10% -15% 0.0 • 14 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Q1-2015 Q2-2015 Q3-2015 Q4-2015 Q1-2016 Q2-2016 Q3-2016 Q4-2016 Q1-2017 Q2-2017 Q3-2017 Q4-2017 Q1-2018 Q2-2018 Q3-2018 Q4-2018

Continued positive fundamentals National HPA-YoY As of December 2018 for residential mortgage U-3 Unemployment Rate As of December 2018 credit 10% 8% 4% 1% Source: Zillow Source: NY FED # of Units (millions) Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Sep-13 Dec-13 Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18 Jun-18 Sep-18 Dec-18 May-10 Sep-10 Dec-10 May-11 Sep-11 Dec-11 May-12 Sep-12 Dec-12 May-13 Sep-13 Dec-13 May-14 Sep-14 Dec-14 May-15 Sep-15 Dec-15 May-16 Sep-16 Dec-16 May-17 Sep-17 Dec-17 May-18 Sep-18 Dec-18 Dec-02 Jun-03 Dec-03 Jun-04 Dec-04 Jun-05 Dec-05 Jun-06 Dec-06 Jun-07 Dec-07 Jun-08 Dec-08 Jun-09 Dec-09 Mar-03 Dec-03 Sep-04 Jun-05 Mar-06 Dec-06 Sep-07 Jun-08 Mar-09 Dec-09 Sep-10 Jun-11 Mar-12 Dec-12 Sep-13 Jun-14 Mar-15 Dec-15 Sep-16 Jun-17 Mar-18 Dec-18 Jun-10 Dec-10 Jun-11 Dec-11 Jun-12 Dec-12 Jun-13 Dec-13 Jun-14 Dec-14 Jun-15 Dec-15 Jun-16 Dec-16 Jun-17 Dec-17 Jun-18 Dec-18 12% 10% 8% 6% 4% 2% 0% Source: Corelogic 12% 10% 8% 6% 3.9% 4% 2% 0% Source: BLS National for Sale Inventory As of December 2018 2.4 2.2 2.0 1.8 1.6 1.4 1.2 1.0 90+ Day Delinquencies on Mortgages As of Q4-2018 9% 7% 6% 5% 3% 2%1.06% 0% 15 1.27mm 4.7%

Residential whole loan portfolio • • We added over $1 billion of residential whole loans in the fourth quarter of 2018. We continue to grow our portfolio of Non-QM, Fix & Flip and Single Family Rental loans adding origination partners and strengthening our existing relationships. Our seasoned loan portfolio continues to outperform our expectations. • 16

RPL portfolio delinquency characteristics as of 12/31/2018 • 86% of our RPL portfolio is less than 60 days delinquent. • On average, 28% of the 60+ days delinquent loans are making payments. • Prepayment speeds have outperformed expectations maintaining a range between 6% and 14%. 17

Non-Performing1 Performance of loans purchased before 12/31/17 •Measured by UPB at purchase, 32% (or approximately 2,500) of loans that were non-performing at purchase are either performing or have paid in full as of December 2018. • Through diligent asset management we continue to improve outcomes for our NPL portfolio by returning loans to performing or paid-in-full status, and through other forms of resolution. •76% of MFA-modified loans are either performing today or have paid in full. • In addition, 38% of our NPL portfolio has liquidated or converted to REO. (1) Performing over time defined as less than 60 days delinquent or made a P&I payment in December 2018 (2) Non-Performing at purchase defined as greater than or equal to 60 days delinquent 18 Acquisition Year 2014201520162017Total Loan Count UPB Purchased (in millions) 12/31/2018 Status Performing1/PIF Liquidation/REO Non-Performing2 Total 7432,3651,0693,1257,302 $161.3$619.9$301.3$704.7$1,787.2 36%26%30%37%32% 49%47%46%25%38% 15% 27% 24% 38% 30% 100%100%100%100%100%

Non-QM investments • We are purchasing loans made to creditworthy borrowers who have limited conventional mortgage finance options. Since inception we have purchased over $1.8 billion UPB (including approximately $400 million since 12/31/18). Currently working with several origination partners. Able to achieve appropriate leverage through warehouse lines and potentially through capital markets transactions. Targeted yield on Non-QM assets of 5% and ROE of low double digits. • • • • 19 Non-QM Portfolio Statistics (12/31/18) WA LTV65% WA FICO707 WA Coupon6.50% Avg Balance$412,792 Total UPB (in millions)$1,293.8 Hybrid ARM’s78% Fixed Rate22% Top 2 States CA56% FL15%

Business purpose loans - Rehabilitation and Single Family Rental (SFR) Loans We continue to grow our holdings of Rehabilitation and SFR loans as we expand our existing originator relationships and develop new ones. Since inception we have acquired (including undrawn commitments) over $900 million of Rehabilitation and SFR loans. Rehabilitation loans (“Fix and Flip”) • Fixed rate short term loans collateralized by residential property. Term is generally less than 24 months. Borrower intends to rehabilitate property and resell. Non-owner occupied business purpose loans. Target yield of 7% • • • SFR Loans • Hybrid and fixed rate loans collateralized by residential property/properties. Term is 30 years. Borrower intends to rent out property. Non-owner occupied business purpose loans. Target yield of 6%. • • • * WA ARV-LTV: Weighted average after repair loan to value ** WA DSCR: Weighted average debt service coverage ratio 20 SFR Portfolio Statistics (12/31/18) WA LTV70% WA FICO747 WA DSCR**1.5x WA Coupon6.32% 5/1 Hybrid Loans83% UPB$145mm Rehabilitation Portfolio Statistics (12/31/18) WA ARV-LTV*65% WA FICO705 WA Term14 WA Passthrough Rate7.39% UPB$495mm Undrawn Commitments$50mm

Summary Continued robust investment activity, growing the portfolio for the fifth • consecutive quarter.During 2018, we purchased over $5.7 billion of assets and grew our portfolio by $2.2 billion. • Growth in acquisitions of newly originated performing whole loans has resulted in significantly higher net interest income in the second half of 2018. • While market volatility and risk off sentiment impacted earnings and book value in the fourth quarter, market conditions have since stabilized. Credit spread and mortgage basis tightening since year-end have led to partial recovery of these unrealized losses. • Despite the challenging investment environment in 2018, particularly in the fourth quarter, MFA generated an economic return for the year of 3.3%. 21

Additional Information 22

Book value changes were primarily due to lower unrealized gains on Non-Agency MBS and dividends exceeding GAAP net income (0.08) (0.28) MBS that results in a reduction of unrealized gains 23 Qtr endedYear ended 12/31/1812/31/18 Book value per common share at the beginning of the period$7.46$7.70 Net income available to common shareholders0.130.68 Common dividends declared(0.20)(0.80) Net change attributable to Agency MBS0.02(0.03) Impact of Discount Accretion and realization of gains on sale of Non-Agency Fair value and other net changes attributable to Non-Agency MBS(0.14)(0.15) Net change in value of swap hedges(0.04)0.03 Book value per common share as of 12/31/18$7.15$7.15